EXHIBIT 99.8

                             JOINT FILING AGREEMENT

                           PURSUANT TO RULE 13d-1(k)

               The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  April 17, 2009


                                 BEST TONE HOLDINGS LIMITED


                                 By: /s/ Yeung Kwok Kuen
                                     ---------------------
                                 Name:  Yeung Kwok Yuen
                                 Title: Director


                                 CHINA MINING RESOURCES GROUP LIMITED

                                 By: /s/ Yeung Kwok Kuen
                                     ----------------------
                                 Name:  Yeung Kwok Kuen
                                 Title: Director